Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of Federated Premier Intermediate Municipal Income Fund:

In planning and performing our audit of the financial
 statements of Federated Premier Intermediate
Municipal Income Fund (the "Fund") for the year ended
November 30, 2004, we considered its
internal control, including control activities for
 safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit
pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with U.S. generally accepted accounting principles. Those controls
include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error
 or fraud may occur and not be detected.
Also, projection of any evaluation of internal control to
 future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily
 disclose all matters in internal control that might be material weaknesses under standards of the Public Company Accounting Oversight
Board (United States). A material weakness is a condition
 in which the design or operation of one
or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the
financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of November 30, 2004.

This report is intended solely for the information and use of management and the Board of Directors of Federated Premier Intermediate Municipal
 Income Fund and the Securities and
Exchange Commission and is not intended to be and should
 not be used by anyone other than
these specified parties.


							Ernst & Young LLP
Boston, Massachusetts
January 12, 2005